Exhibit (25) (b) (2)
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-2
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF AN INDIVIDUAL
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

DOUGLAS J. MACINNES
(Name of Trustee)
101 Barclay Street
New York, New York 10286
(Business address: street, city, state and zip code)

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.
(Exact name of obligor as specified in its charter)

North Carolina	56-0165465
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

410 South Wilmington Street	27601
Raleigh, North Carolina	(Zip code)
(Address of principal executive offices)

First Mortgage Bonds
(Title of the indenture securities)

Item 1. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
Item 11. List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility.

None.
SIGNATURE
          Pursuant to the requirements of the Trust Indenture Act of 1939, I, Douglas J. MacInnes, have signed this statement of eligibility in The City of New York, and State of New York, on the 17th day of November, 2008.

/s/ Douglas J. MacInnes
Douglas J. MacInnes